AMENDED EMPLOYMENT AGREEMENT
                            ----------------------------

                    AMENDED AGREEMENT, dated as of the lst day of January, 1998, by and between AMERICAN ELECTROMEDICS CORP., a Delaware corporation (the "Company"), and THOMAS A. SLAMECKA (the "Executive").

                                 W I T N E S S E T H:
                                 --------------------

                    WHEREAS, the Company has employed the Executive in the capacity of Chairman of the Board of Directors, and the Executive has rendered such services, pursuant to an Employment Agreement, dated as of February 5, 1997 (the"Original Agreement"); and

                    WHEREAS, the Company and the Executive desire to amend their Original Agreement to assure the continuity of their relationship, all subject to the terms and conditions contained herein.

                    NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

                    1.   Retention of Employment.
                         -----------------------
          The Company hereby continues the employment of the Executive as Chairman of the Board of Directors of the Company, and the Executive hereby accepts the continuation of such employment, all upon and subject to the terms and conditions hereinafter set forth.

                    2.   Term.
                         ----
          The term of the employment under this Agreement shall be for an initial period which had commenced on February 5, 1997 and shall terminate on March 15, 2001 (the "Initial Term"), and be automatically renewed for additional one (1) year periods thereafter (the "Renewal Term"), unless either party gives the other written notice of termination not less than sixty (60) days prior to the end of the Initial Term or any Renewal Term (collectively, the "Term").

                    3.   Position, Duties and Representations.
                         ------------------------------------

                         3.01.  Service with the Company.
                                ------------------------
          The Executive shall serve as Chairman of the Board of Directors of the Company. The Executive agrees to perform such executive employment duties for the Company consistent with the position specified above, and as the Board of Directors shall assign to him from time to time consistent with his position with the Company.

                         3.02.  Scope of Services.
                                -----------------
          The Executive agrees to serve the Company faithfully and to the best of his ability and to devote his full business time, attention and efforts necessary to advance the business and affairs of the Company during the Term of this Agreement. If requested, the Executive shall serve as an officer and/or director of any subsidiary of the Company, without any additional compensation hereunder.

                         3.03  Representations.
                               ---------------
          The Executive hereby represents to the Company that upon the commencement of the Initial Term the Executive was not bound by the terms of any non-competition, confidentiality or similar agreement or understanding (written or oral) which would have prevented or restricted the Executive's employment with the Company as contemplated hereunder, and that the Executive does not possess confidential information arising out of his prior employments which would be utilized in connection with his employment by the Company.

                    4.   Compensation.
                         ------------

                         4.01  Annual Salary.
                               -------------
          The Executive will receive an annual base salary
          ("Base Salary") at an annual rate of $100,000 for the Initial Term, except for the period beginning March 15, 1998 and ending July 31, 1998 when the Base Salary will be $52,000 annually, paid in accordance with the Company's normal payroll practices. In addition on an annual basis the Board of Directors or a compensation thereof (the "Compensation Committee") shall review the Executive's compensation with a view towards increasing the Base Salary and granting additional options, based on the Executives performance during the preceding year or pursuant to guidelines established by the Compensation Committee.

                         4.02  Bonus.
                               -----
          (a) In further consideration of the Executive's agreement to perform services hereunder, the Executive shall be entitled to a cash bonus (the "Profits Bonus") in an amount equal to ten percent (10%) of the Company's consolidated before-tax operating profits (excluding any extraordinary and/or non-recurring items of profit or expense) (the "Company Profits") in excess of $500,000 (the "Threshold") for each fiscal year during the Term (the Profits ), provided the Company has earned in such fiscal year a twelve percent (12%) return on its equity on its common stock.

                         (b) The Profits Bonus amount shall be calculated initially by the Chief Financial Officer of the Company based upon the Company's audited financial statements for the relevant fiscal year. Promptly after completion of the Profits Bonus calculation for each fiscal year, a report of the calculation shall be sent to the Board of Directors. The Board of Directors will then present the proposed Profits Bonus to the Executive. The Executive may object to the calculation, within thirty (30) days after receipt thereof, by requesting that the accounting firm then auditing the financial statements of the Company review the calculation. The results of such accountants' review shall be final and binding on the Executive and the Company. Any Profits Bonus shall be paid to the Executive within (30) days after the Executive receives the Profits Bonus calculation, except that if he objects thereto, the payment shall be made as soon as practicable after the resolution of the objection. The Executive shall bear the cost of the accounting firm s review, except if upon such review of the Profits Bonus calculation the accounting firm determines that the amount of the Profits Bonus should be increased by ten percent (10%) or more from the amount calculated by the Company, in which case the Company shall bear the cost of the accounting firm's review.

                         (c) In the event the period of the Term for which a Profits Bonus is being determined is less than the entire fiscal year being used for the calculation, the Profits Bonus, if any, and the Threshold for such period shall be multiplied by a fraction, the numerator of which shall be the number of whole months during such fiscal year that the Executive was an employee of the Company and the denominator of which shall be 12.

                         (d) Notwithstanding any Profits Bonus which may be paid to the Executive pursuant to this Section 4.02, for each fiscal year during the Term the Compensation Committee may award the Executive a supplemental bonus based upon factors other than the Company's Profits for such fiscal year, as determined by such Committee.

                         4.03  Stock Options: Conditional Grant.
                               --------------------------------
          (a) In consideration of the Executive entering into this Agreement, the Company shall grant to the executive stock options (the "Options") to purchase up to 400,000 shares of the Company s common stock, par value $.10 per share (the "Common Stock"), exercisable at a purchase price of $1.00 per share, vesting as to 212,500 shares upon grant and as to 46,875 shares a month commencing upon January 1, 1998 and continuing through May 1, 1998, all upon the terms and conditions set forth in the Stock Option Agreement between the Company and the Executive, dated as of the date hereof (the "Stock Option Agreement"), and attached hereto as Exhibit A. The options shall be in substitution for the remaining stock options granted to the Executive under the Original Agreement.

                         (b) If at any time during the Initial Term hereof the Company issues any shares of Common Stock, the Options Committee shall immediately grant stock options to the Executive in order that the Executive would beneficially own (as determined in accordance with Rule 13d-2 under the Securities Exchange Act of 1934, as amended (the Exchange Act ) nine and three-tenths (9.3%) of the outstanding common stock of the company. For purposes of the immediately preceding sentence, all Options granted to the Executive, including Options not yet vested, and also all shares of Common Stock sold by the Executive during the Initial Term shall be included in the calculations of beneficial ownership. Said new options being exercisable at a purchase price to the Executive equal to the per share price of the shares issued by the Company which caused the Executive to receive these additional new stock options. Under no circumstance shall the per share cost to the Executive be less than one dollar.

                         (c) The Company hereby agrees to issue to the Executive 100,000 shares (the "Bonus Shares") of the Company's Common Stock, as presently constituted, in the event that the closing price of the Company's Common Stock as reported on the OTC Bulletin Board or other national market quote system or exchange where the Common Stock is then traded (the Trading Price ) equals or exceeds $20.00 per share for a period of three
          (3) trading days during the Term. In the event of any increase in shares outstanding, stock split, stock dividend, reorganization or other change in the Common Stock, the number of Bonus Shares and or the Trading Price shall be proportionately adjusted. The Company shall immediately register the Bonus Shares under the Securities Act of 1933, as amended, after the issuance thereof, subject to the availability of audited financial information and regulatory review.

                         4.04  Monthly Loans.
                               -------------
          (a) The Company shall make available to the Executive a loan in the amount of $8333.33 (each, a "Monthly Loan") on the first day of each month (each, a "Loan Date") for so long as the Executive remains employed hereunder commencing with the month of March 1997 and terminating on February 2, 2001, subject to earlier termination of fifty per-cent (50%) of the value of the Monthly Loan upon the Trading Price of the Company's Common Stock equaling or exceeding $10.00 per share for a period of twenty
          (20) consecutive trading days during the Term. In order to obtain a Monthly Loan on a Loan Date, the Executive shall notify the Company in writing at least ten (10) days prior to each Loan Date, whereupon the Company shall disburse the amount of such Monthly Loan on the next succeeding Loan Date against delivery by the Executive of a promissory note (the Note ) as described below, to the Company.

                         (b) Each Monthly Loan shall be evidenced by a Note executed by the Executive in favor of the Company and shall bear interest commencing on the Loan Date at a rate of seven percent (7%) per annum, compounded annually. The principal of each Monthly Loan, plus all accrued and unpaid interest thereon, shall mature and be payable to the Company in full on the earliest of February 4, 2002, (ii) two (2) years from the date on which the Executive ceases to be employed by the Company hereunder, other than pursuant to Section 6.03 hereof, or (iii) upon the date of termination of this Agreement pursuant to
          Section 6.03 hereof (the "Maturity Date"), and (I) shall be repaid on the Maturity Date by payment, in whole or part at the discretion of the Executive: (v) in cash, (w) delivery of shares of the Company's Common Stock or fully vested stock options exercisable therefor, which in the case of the Common Stock shall be valued at the Trading Price as of the Maturity Date, and in the case of the stock options shall be valued at the difference between the Trading Price as of the Maturity Date and the respective exercise prices of such Stock Option or (x) by crediting against the amount due any amount then outstanding and owed to the Executive as a Profits Bonus pursuant to Section 4.02 hereof, or (II) shall be forgiven by the Company (y) in the event the Executive continues in the employ of the Company for the entire Initial Term hereof or the Company terminates this Agreement during the Initial Term other than for cause pursuant to Section 6.03 hereof, or (z) in the event of a merger or consolidation of the Company whereby it is not the surviving entity or the stockholders of the Company are not the controlling stockholders of the surviving entity, the sale of all or substantially all of the Company's assets, liquidation, dissolution or entry by the Company (voluntarily or involuntarily) into insolvency or bankruptcy proceedings, or any person or group becomes the beneficial owner (as defined in Rule 13d-2 under the Exchange Act) of more than twenty-five percent (25%) of the Company's outstanding voting securities other than in a transaction approved by the Board of Directors of the Company as presently constituted or by their chosen successors as directors. The Executive agrees that should there be any income tax withholding obligation by reason of the Monthly Loans or their repayment or forgiveness, he will bear his portion of such withholding obligation.

                         4.05  Participation in Benefit Plans.
                               ------------------------------
          The Executive shall also be entitled, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible, to participate in all employee benefit plans or programs (including, but not limited to, medical/dental insurance, disability, stock option, retirement and pension plans and vacation time, sick leave and holidays) of the Company currently in existence on the date hereof or as may hereafter be instituted from time to time. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

                         4.06  Automobile.
                               ----------
          The Company shall provide the Executive with (i) the use of an automobile or (ii) an allowance or reimbursement for the use by the Executive of his personal automobile for Company purposes, provided that the cost to the Company does not exceed $700 a month.

                         4.07  Expenses.
                               --------
          In accordance with the Company's policies established from time to time, the Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts.

                         4.08  Insurance.
                               ---------
          The Executive acknowledges and agrees that the Company may obtain a life insurance policy on the life of the Executive in the amount of at least $2,000,000 with the Company named as the beneficiary. The Executive shall cooperate fully with the Company's efforts to obtain such insurance policy, including making himself available for physical examinations.

                    5.   Non-Disclosure of Confidential Information;
                         -------------------------------------------
          Non-Competition.
          ---------------

                         5.01  Confidentiality.
                               ---------------
          Except as may be in furtherance of the Executive's performance of his functions as a senior executive officer of the Company, the Executive shall not, throughout the Term of this Agreement and thereafter, disclose to any third party or use or authorize any third party to use, any information relating to the business, business plans, trade secrets or other interests of the Company (including customers and clients of the Company) which is confidential and valuable to the Company or any of its subsidiaries or any third party (including customers and clients of the Company) and which is not known to the public (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Company, and during the Term of this Agreement, the Confidential Information, when entrusted to the Executive s custody, shall be deemed to remain at all times in the Company s sole possession and control. Notwithstanding the foregoing, the Executive may, after prior written notice to the Company (to the extent such notice is possible under the circumstances) disclose such Confidential Information pursuant to subpoena or other legal process, and promptly thereafter shall advise the Company in writing as to the Confidential Information which was disclosed and the circumstances of such disclosure.

                         5.02  Return of Documents.
                               -------------------
          The Executive agrees that, upon the expiration of his employment with the Company for any reason, he shall forthwith deliver up to the Company any and all documents and other material, and all copies thereof, in his possession or under his control relating to any Confidential Information which is otherwise the property of the Company.

                         5.03 Non-Competition.
                              ---------------
          The Executive recognizes that the services to be performed by him for the Company are special and unique. The Executive further recognizes that the nature of the Company's business is such that the Executive will have full knowledge of the Company's business plans and practices. The parties therefore confirm that, in order to protect the Company's goodwill, it is necessary that the Executive agree, and the Executive hereby does agree that he will not in the United States, at any tune during and for a period of two (2) years after he ceases to be employed by the Company, hold any equity interest or act as a sole proprietor, partner, coventurer, principal, director or shareholder (to the extent of 5% or more of the equity interest thereof), directly or indirectly, of any sole proprietorship, partnership, joint venture, corporation, or other business entity engaged in the business of the research, development, manufacture and sale of audiometers and other devices designed to test hearing, or engaged in any other business competitive to any business that the Company is engaged (or has formulated plans to engage) or at the time the Executive ceases to be employed by the Company.

                         5.04  Remedies.
                               --------
          The Executive agrees that any breach or threatened breach by him of any provision of this Section 5 shall entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive hereinabove shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part of any restriction, will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained in this Section 5 shall be deemed a waiver of any future breach.

                    6.  Termination.
                        -----------

                         6.01  Disability.
                               ----------
          (a) The Executive shall be considered disabled if, due to illness or injury, either physical or mental, he is unable to perform his customary duties and responsibilities as required by this Agreement for more than two (2) months in the aggregate out of any period of six (6) consecutive months. The determination that the Executive is disabled shall be made by the Executive Committee or, if there is no Executive Committee, by the Board of Directors of the Company (with the Executive abstaining from the decision if he is then a member of such Committee or the Board), based upon an examination and certification by a physician selected by the Company subject to the Executive's approval, which approval shall not be unreasonably withheld. The Executive agrees to submit timely to any required medical or other examination, provided that such examination shall be conducted at a location convenient to the Executive and that if the examining physician is other than the Executive's personal physician, the Executive shall have the right to have such personal physician present at such examination.

                         (b) If the Executive is determined to be disabled pursuant to this Section 6.01, the Company shall have the option to terminate this Agreement by written notice to the Executive stating the date of termination, which date may be any time subsequent to the date of such determination.

                         6.02  Death.
                               -----
          If the Executive shall die during the Term of this Agreement, this Agreement and the Executive's employment hereunder shall terminate immediately upon the Executive's death.

                         6.03 By the Company for Cause.
                              ------------------------
          The Company may terminate this Agreement for cause at any time. For purposes of this Agreement, the term "cause" shall be limited to (i) conviction of a felony or equivalent crime under the laws of the United States or any state, (ii) conviction of a felony or equivalent crime under the laws of any other country or political subdivision thereof involving moral turpitude, (iii) action involving willful gross misconduct having a material adverse effect on the Company including willfully aiding the competition, or (iv) the breach by the Executive of any of his material obligations under this Agreement without proper justification, which breach is not cured within thirty (30) days after written notice thereof from the Company. Upon termination of employment by the Company for cause, the Executive shall receive any accrued Base Salary through the termination date, less any amounts by reason of claims the Company may have against the Executive.

                         6.04 By the Executive for Cause.
                              --------------------------
          The Executive may terminate this Agreement for "cause" at any time. For purposes of this Section 6.04, the term "cause" shall be the failure of the Company to perform in a material respect of its material obligation under this Agreement without proper justification after notice thereof from the Executive and, if curable, the opportunity to cure, within thirty (30) days after the giving of written notice thereof to the Company.

                         6.05  Termination Benefit.
                               -------------------
          Upon termination of employment (i) by the Company other than for cause pursuant to Section 6.03 hereof, (ii) upon the disability of the Executive pursuant to Section 6.01 hereof, (iii) by the Executive's death pursuant to Section 6.02 hereof, or (iv) by the Executive for "cause" pursuant to Section 6.04 hereof, the Executive (or his estate or representative) shall receive a severance payment equal to the greater of (i) the amount of the then current annual Base Salary or (ii) the continuation of the then Base Salary for the balance of the Term.

                         6.06  Change in Control of the Company.
                               --------------------------------
          (a) If, at anytime during the Term hereof, a change in control of the Company (as defined in Subsection (b) below) occurs, then within sixty (60) days after receipt of written notice of such change in control of the Company, the Executive may, by written notice to the Company (or its successor), terminate this Agreement. In the event of said termination, (i) the Executive shall receive a lump sum payment equal to 2.99 times his then current Base Salary, payable within thirty (30) days after termination of this Agreement, (ii) the Company (or its successor) shall maintain, at its expense, the health plan coverage of the Executive for a period of twelve (12) months after such termination, subject to termination of such health plan benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers and (iii) all stock options and other equity based awards granted to the Executive by the Company shall become fully vested and exercisable subject to their respective terms; provided, however,
                                                         --------  -------
          if the amount to be paid or distributed to the Executive pursuant to this Section 6.06 (taken together with any amounts otherwise to be paid or distributed to the Executive by the Company) (such amounts collectively the "Section 6.06 Payment") would result in the application of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor or similar provision thereto, the Section 6.06 Payment shall not be paid or distributed in the amounts or at the times otherwise required by this Agreement, but shall instead be paid or distributed annually, beginning within thirty (30) days after the termination date and thereafter on each anniversary thereof, in the maximum substantially equal amounts and over the minimum number of years that are determined to be required to reduce the aggregate present value of Section 6.06 Payment to an amount that will not cause any Section 6.06 Payment to be non-deductible under Section 280G of the Code. For purposes of this Section 6.06, present value shall be determined in accordance with
          Section 280G(d)(4) of the Code.

                         (b) "Change of control of the Company" shall be deemed to have occurred if:

                    (i) any "person" or "group" (as "person" and "group" are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than
          (A) the Executive or a person controlled by him, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) a person or group by reason of a transaction with the Company approved by the Company Board of Directors as constituted in accordance with Paragraph (ii) below, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                    (ii) individuals who on the commencement date of this Agreement constitute members of the Board of Directors, or successors chosen by such individuals, shall cease for any reason to constitute a majority of the whole Board of Directors.

                    7.   Notices.
                         -------
          All notices, requests, demands or other communications hereunder shall be deemed to have been given if delivered in writing personally or by registered mail to each party at the address set forth below, or at such other address as each party may designate in writing to the other:

               If to the Company:

               American Electromedics Corp.
               13 Columbia Drive
               Amherst, New Hampshire 03031
               Attn:  Michael T. Pieniazek, President

               If to Executive:

               Thomas A. Slamecka
               3055 Mossy Pointe
               Duluth, Georgia 30155
               Fax: (770) 613-9963

                    8.   Entire Agreement.
                         ----------------
          This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

                    9.   Successors and Assigns; Binding Effect.
                         --------------------------------------
          This Agreement will be binding upon and inure to the benefit of the Company and its successors and assigns, and the Executive, and his heirs and administrators. The Company may assign this Agreement to any corporation which is in a consolidated group with the Company.

                    10.  Waiver and Severability.
                         -----------------------
          The waiver by either party of a breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

                    11.  Heading; Interpretations.
                         ------------------------
          The headings and captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

                    12.  Governing Law.
                         -------------
          All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of New Hampshire without regard to the conflicts of law principles thereof.

                    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             AMERICAN ELECTROMEDICS CORP.


                                             By: /s/ Michael T. Pieniazek
                                                 --------------------------
                                                  Michael T. Pieniazek
                                                  Chief Financial Officer


                                              /s/ Thomas A. Slamecka
                                             -----------------------------
                                                  Thomas A. Slamecka